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                                                                     Exhibit 11

                             ALTRIS SOFTWARE, INC.

            STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                  (Unaudited)
                     (In thousands except per share data)


                                                            For the three months          For the nine months
                                                             ended September 30,          ended September 30,
                                                            --------------------          -------------------
                                                            1996          1995           1996           1995
                                                            ----          ----           ----           ----
                                                           (Restated)                    (Restated)
Net income per consolidated
 financial statements                                      $  791         $  229         $  179         $  881
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

Primary net income per share:
 Weighted average common shares                             9,420          7,029          8,967          6,946
 Common stock equivalents:
  Common stock options                                        200            398            295            212
  Common stock warrants                                         -             70              -             24
  Convertible preferred stock and
   convertible note                                            31              -            152              -
                                                           ------         ------         ------         ------
Weighted average shares outstanding                         9,651          7,497          9,414          7,182
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

Fully diluted net income per share:
 Weighted average common shares                             9,420          7,029          8,967          6,946
 Common stock equivalents:
  Common stock options                                        200            398            295            212
  Common stock warrants                                         -             70              -             24
  Convertible preferred stock and
   convertible note                                            31              -            152              -
                                                           ------         ------         ------         ------

Weighted average shares outstanding                         9,651          7,497          9,414          7,182
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

Net income per share:
 Primary                                                   $  .08         $  .03         $  .02         $  .12
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

 Fully diluted                                             $  .08         $  .03         $  .02         $  .12
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

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Note - All share data has been restated to reflect the 1-for-2 reverse stock split which was adopted by the shareholders on October 24, 1996.